EXHIBIT 99.1


                         2KSOUNDS SIGNS PRIVATE PLACEMENT AND

                ANTICIPATES CLOSING OF MERGER WITH WIRELESS SYNERGIES


FOR IMMEDIATE RELEASE


HOUSTON--(BUSINESS WIRE)-- March 15, 2002 - WIRELESS SYNERGIES, INC. (OTC-BB:
WLSY), announced here today that its proposed merger partner 2KSounds, Inc. executed definitive documents for a $5.0 million private financing which it expects to complete within the next three business days.

According to representatives of 2KSounds, an unaffiliated private investor has signed definitive agreements to invest $3,000,000 in 2KSounds through the purchase of shares its unregistered common stock and purchase an additional $2,000,000 of restricted 2KSounds stock from certain of its principal officers and stockholders.

Immediately following such private placement, 2KSounds, which has already received written approval for the merger from a majority of its stockholders, will consummate the previously announced merger with Wireless Synergies. In such connection, Wireless Synergies has filed its Form 14F with the Securities and Exchange Commission which is being mailed to Wireless Synergies stockholders and expects to close the merger upon completion of the statutory notice period to Wireless stockholders. Upon completion of the merger, the name of Wireless will be changed to 2KSounds Corporation, and the public company intends to complete a 20-for-1 forward split of its outstanding common stock.

Under the amended terms of the proposed merger, 2KSounds will be merged into a newly formed subsidiary of Wireless Synergies, Inc. and the stockholders of 2KSounds will initially receive 15,500,000 shares of common stock of Wireless Synergies, representing 77.5% of its fully-diluted common stock. Following completion of the merger, and depending in part upon the amount of up to $1,500,000 of additional contemplated financing arranged for the combined businesses, the number of Wireless Synergies shares issued to the former 2KSounds stockholders will be adjusted. In no event, however, will such 2KSounds stockholders receive less than 75% of the fully-diluted equity of Wireless Synergies, after giving effect to the additional proposed financing. Upon completion of the merger, the management and board of directors of Wireless Synergies will be controlled by the principal stockholders and officers of 2KSounds.

An integrated music company located in Woodland Hills, California, 2KSounds locates and promotes new musical talent, and produces and distributes their music through a variety of methods, including joint ventures with major labels, sub-labeling and partnerships on albums by existing artists. Most significant, 2KSounds has entered into a direct distribution agreement with EMD, a division of EMI, one of the five major world-wide music companies, under which EMD will distribute all of 2KSounds music offerings.



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ABOUT WIRELESS SYNERGIES, INC.

Wireless Synergies, Inc. is a development stage company with no active business and has been devoting its efforts and activities in investigating potential business combinations. Its head office is located in Houston, Texas.

      Statements about the Company's future expectations, including future revenues and earnings, and all other statements in this press release other than historical facts, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created thereby. Since these statements involve risks and uncertainties and are subject to change at any time, the Company's actual results could differ materially from expected results.

For further information, please contact Richard Fixaris at Investor Relations Services, Inc. at 386-409-0200 or rfixaris@invrel.net; or John Guidon, Chief Executive Officer, 2KSounds, Inc. (818) 593-2225; email: invrel@2ksounds.com.


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